EXHIBIT 99.1

NEWS RELEASE

TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP. REPORTS 21% EARNINGS INCREASE

Hallstead, PA, January 20 – Peoples Financial Services Corp. (OTCBB:PFIS) today reported record 2011 earnings of $7.8 million or $2.49 per share, an increase of $1.3 million or 20.5% from $6.5 million or $2.07 per share for 2010. Earnings for the fourth quarter were $1.8 millions or $0.57 per share in 2011 and $2.0 million or $0.65 per share in 2010.

Return on average assets was 1.17% and 1.33% for the fourth quarter and year ended December 31, 2011, compared to 1.45% and 1.18% for the respective periods of 2010. Return on average equity was 12.54% for the fourth quarter and 14.80% for the year in 2011 compared to 15.77% and 13.87% for the same periods of 2010.

"I am extremely pleased with our Company's performance in 2011," stated Alan W. Dakey, President and Chief Executive Officer. "We achieved record earnings and exceeded our goals for profitability and asset growth. Despite a very challenging interest rate and competitive environment, our net interest margin increased which was the driving force behind the earnings improvement. The past year, characterized by historically low interest rates, proved extremely challenging for interest rate risk management. As a result, many banks experienced margin compression. We were able to effectively manage our rate-sensitive assets and liabilities through strong loan growth and prudent pricing practices which directly led to a 13.8% increase in net interest income and a 17 basis point improvement in the net interest margin. In addition, improvements in noninterest income and the retention of a top level efficiency ratio favorably impacted our bottom line," continued Dakey. "We look forward to continued financial strength in 2012 as the economy continues to improve," concluded Dakey.

HIGHLIGHTS

•	Year-to-date earnings increased $0.42 per share in 2011.

•	Net interest margin widened 17 basis points over 2010.

•	Loans, net grew $54.3 million or 14% from year-end 2010.

•	Deposits increased $55.6 million or 13% in 2011.

•	Nonperforming assets declined 13% comparing 2011 and 2010.

INCOME STATEMENT REVIEW

Tax-equivalent net interest income increased $2.6 million or 12.6% to $23.3 million in 2011 from $20.7 million in 2010. A $1.7 million or 6.3% increase in tax-equivalent interest revenue coupled with a $0.9 million or 13.2% reduction in interest expense resulted in the increase. Growth of $40.2 million in average earning assets partially offset by a 7 basis point decline in the tax-equivalent yield led to the increase in interest revenue. The tax-equivalent yield on earning assets was 5.19% in 2011 compared to 5.26% in 2010. Specifically, the tax-equivalent yield on the loan portfolio decreased 15 basis points, as the repricing of existing adjustable-rate loans and loan originations were impacted by the historically low interest rate environment in 2011. Similarly, the yield on the investment portfolio declined 32 basis points. Repayments and maturities, not used to fund loans, were reinvested at lower rates. The growth in earning assets primarily resulted from an increase of $56.4 million or 15.5% in average loans. Partially offsetting the loan growth was a decrease in investments, interest-bearing balances and federal funds sold of $16.2 million or 10.6%. The reduction in interest expense resulted from a 28 basis point decrease in the cost of funds partially offset by a $24.7 million increase in the average volume of interest-bearing liabilities. The cost of funds was impacted by proactive pricing practices in light of the low interest rate environment, as well as a shift from higher-cost certificates of deposit to lower-cost interest-bearing transaction accounts. The tax equivalent net interest spread improved 20 basis points from 3.73% in 2010 to 3.93% in 2011, while the tax-equivalent net interest margin widened 17 basis points from 4.00% in 2010 to 4.17% in 2011. In addition, the net interest margin for the fourth quarter improved 2 basis points in comparison to the previous quarter.

The provision for loan losses totaled $1.8 million in 2011 compared to $2.2 million in 2010. For the fourth quarter of 2011 and 2010, the provision for loan losses amounted to $300 thousand and $180 thousand, respectively.

Noninterest revenue increased $1.3 million or 29.8% to $5.6 million in 2011 from $4.3 million in 2010. Revenue received from our Wealth Management Division increased $352 thousand or 115.4% as a result of acquiring an existing investment advisory business in the fourth quarter of 2010. Included in noninterest revenue in 2011 was a $1.7 million gain on the sale of a commercial property held as other real estate.  Service charges, fees and commissions declined $487 thousand, while continued weakness in the housing market contributed to a $71 thousand reduction in mortgage banking income. For the fourth quarter, noninterest revenue totaled $1,093 thousand in 2011 and $952 thousand in 2010.

Noninterest expense increased $2.1 million or 15.6% to $15.3 million in 2011 from $13.2 million in 2010. Payroll-related expenses rose $937 thousand or 17.0% as a result of additional staffing and normal merit increases. In addition, we experienced a $378 thousand or 15.1% increase in occupancy and equipment expense which resulted from expenses related to flooding issues in four of our branch offices. Other expenses increased $750 thousand or 14.3% comparing 2011 and 2010.  Year-to-date operating efficiency improved as evidenced by a reduction in the operating efficiency ratio to 56.1% in 2011 compared to 56.7% in 2010. For the fourth quarter, noninterest expense increased $893 thousand or 27.9% in comparison to the same period last year. The increase was primarily a result of additional staffing and flood related expenses.

BALANCE SHEET REVIEW

Total assets increased $62.8 million or 11.2% to $621.4 million at December 31, 2011, from $558.6 million at December 31, 2010. The balance sheet growth was driven by an increase in total deposits of $55.6 million or 12.7% to $494.3 million at the end of 2011, from $438.7 million one year ago. Due to the uncertainty in financial markets and perceived risk involved in investing in nonbank products, customers opted to invest excess funds into traditional bank products. In addition, an increase in the flow of funds from natural gas drilling impacted our deposit gathering. Loans, net of unearned income, rose $54.3 million or 13.9% to $445.1 million at December 31, 2011, from $390.8 million at year-end 2010. Available-for-sale investment securities increased $18.1 million or 14.9% to $139.9 million from $121.8 million comparing December 31, 2011 and 2010.

Stockholders' equity equaled $59.6 million or $19.11 per share at December 31, 2011, and $50.5 million or $16.07 per share at December 31, 2010. Record earnings and the recognition of a net improvement in other comprehensive income more than offset the impact of stock repurchases and dividends. Our capital to assets was 9.59% at the close of the fourth quarter of 2011, an improvement compared to 9.04% one year earlier. All of our capital ratios significantly exceeded regulatory standards for well capitalized institutions at December 31, 2011. Dividends declared were $0.20 per share for the fourth quarter and $0.80 per share year-to-date in 2011. As a percentage of net income, dividends declared amounted to 32.1% in 2011. Accumulated other comprehensive income increased $4.5 million from year-end 2010, which resulted directly from an increase in the market value of available-for-sale investment securities.

Nonperforming assets equaled $9.0 million or 2.02% of loans, net of unearned income and foreclosed assets at December 31, 2011, compared to $10.3 million or 2.61% one year earlier. The improvement in asset quality resulted from a reduction in foreclosed assets offset partially by increases in nonaccrual loans and accruing loans past due 90 days or more. Loans charged-off, net of recoveries, decreased $894 thousand to $545 thousand in 2011, from $1,439 thousand in 2010. The provision for loan losses was $300 thousand and $1.8 million for the fourth quarter and year ended December 31, 2011, compared to $180 thousand and $2.2 million for the respective periods of 2010. The allowance for loan losses equaled $5.3 million or 1.20% of loans, net of unearned income, at December 31, 2011, compared to $4.1 million or 1.05% at year-end 2010.

Peoples Financial Services Corporation is the parent company of Peoples Neighborhood Bank, an independent community bank serving Lackawanna, Wyoming and Susquehanna Counties in Pennsylvania and Broome County in New York through eleven offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. In addition, customers can take advantage of PNB Online Banking services by accessing the Company's website at http://www.peoplesnatbank.com. Peoples Wealth Management is a member managed limited liability company for the purpose of providing investment advisory services to the general public. The Company's business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

Summary Data
Peoples Financial Services Corp.
Five Quarter Trend
(In thousands, except per share data)

	Dec 31	Sept 30	June 30	March 31	Dec 31
	2011	2011	2011	2011	2010

Key performance data:

Per share data:
Net income	$0.57	$0.60	$0.75	$0.57	$0.65
Cash dividends declared	$0.20	$0.20	$0.20	$0.20	$0.20
Book value	$19.11	$18.86	$17.90	$16.70	$16.07
Tangible book value	$18.89	$18.59	$17.62	$16.39	$15.74
Market value:
High	$28.25	$28.25	$27.50	$28.00	$28.00
Low	$27.05	$26.90	$25.50	$26.31	$26.60
Closing	$28.25	$27.55	$27.05	$26.31	$26.60
Market capitalization	$88,108	$86,205	$85,036	$82,700	$83,570
Common shares outstanding	3,118,856	3,129,056	3,143,656	3,143,281	3,141,731

Selected ratios:

Return on average stockholders' equity	12.54%	13.62%	18.56%	14.84%	15.77%

Return on average assets	1.17%	1.24%	1.63%	1.30%	1.45%

Stockholders' equity to total assets	9.59%	9.72%	9.59%	9.20%	9.04%

Efficiency ratio	60.61%	58.09%	50.98%	55.82%	53.03%

Nonperforming assets to loans, net, and foreclosed assets	2.02%	2.06%	2.05%	2.56%	2.61%

Net charge-offs to average loans, net	0.06%	0.28%	0.01%	0.17%	0.01%

Allowance for loan losses to loans, net	1.20%	1.20%	1.21%	1.07%	1.05%

Earning assets yield (FTE)	5.00%	5.08%	5.27%	5.43%	5.17%

Cost of funds	1.14%	1.27%	1.31%	1.30%	1.32%

Net interest spread (FTE)	3.86%	3.81%	3.96%	4.13%	3.85%

Net interest margin (FTE)	4.09%	4.07%	4.20%	4.36%	4.10%

Peoples Financial Services Corp.
Consolidated Statements of Income
(In thousands, except per share data)

Year Ended	Dec 31	Dec 31
	2011	2010

Interest income:
Interest and fees on loans:
Taxable	$21,639	$19,417
Tax-exempt	1,362	1,116
Interest and dividends on investment securities available-for-sale:
Taxable	2,610	2,943
Tax-exempt	1,660	2,027
Dividends	33	44
Interest on interest-bearing balances with banks	12	4
Interest on federal funds sold	34	26
Total interest income	27,350	25,577

Interest expense:
Interest on deposits	4,423	4,696
Interest on short-term borrowings	310	389
Interest on long-term debt	906	1,413
Total interest expense	5,639	6,498
Net interest income	21,711	19,079
Provision for loan losses	1,794	2,202
Net interest income after provision for loan losses	19,917	16,877

Noninterest income:
Service charges, fees and commissions	2,955	3,442
Wealth management income	657	305
Mortgage banking income	346	417
Net gains on sale of investment securities available-for-sale	25	346
Other than temporary investment securities impairment	(87)	(164)
Net gains on sale of other real estate	1,671	(56)
Total noninterest income	5,567	4,290

Noninterest expense:
Salaries and employee benefits expense	6,435	5,498
Net occupancy and equipment expense	2,879	2,501
Other expenses	5,996	5,246
Total noninterest expense	15,310	13,245
Income before income taxes	10,174	7,922
Provision for income tax expense	2,357	1,437
Net income	$7,817	$6,485

Other comprehensive income:
Unrealized holding gains on investment securities available-for-sale	$6,725	$2,339
Reclassification adjustment for gains included in net income	(25)	(346)
Reclassification adjustment for other than temporary impairment charges	87	164
Income tax expense related to other comprehensive income	2,308	733
Other comprehensive income, net of income taxes	4,479	1,424
Comprehensive income	$12,296	$7,909

Per share data:
Net income	$2.49	$2.07
Cash dividends declared	$0.80	$0.79
Average common shares outstanding	3,136,663	3,139,606

Peoples Financial Services Corp.
Consolidated Statements of Income
(In thousands, except per share data)

Three months ended	Dec 31	Sept 30	June 30	March 31	Dec 31
	2011	2011	2011	2011	2010

Interest income:
Interest and fees on loans:
Taxable	$5,585	$5,505	$5,413	$5,136	$4,961
Tax-exempt	328	331	346	357	293
Interest and dividends on investment securities available-for-sale:
Taxable	672	639	633	666	716
Tax-exempt	377	397	411	475	520
Dividends	7	9	8	9	9
Interest on interest-bearing balances with banks	4	3	3	2	1
Interest on federal funds sold	8	13	11	2	6
Total interest income	6,981	6,897	6,825	6,647	6,506

Interest expense:
Interest on deposits	1,079	1,168	1,132	1,044	1,058
Interest on short-term borrowings	72	76	76	86	102
Interest on long-term debt	178	208	263	257	273
Total interest expense	1,329	1,452	1,471	1,387	1,433
Net interest income	5,652	5,445	5,354	5,260	5,073
Provision for loan losses	300	269	804	421	180
Net interest income after provision for loan losses	5,352	5,176	4,550	4,839	4,893

Noninterest income:
Service charges, fees and commissions	799	736	711	709	690
Wealth management income	140	142	236	139	65
Mortgage banking income	168	32	98	48	109
Net gains on sale of investment securities available-for-sale	(12)	25	2	10	123
Other than temporary investment securities impairment		(3)		(84)	(24)
Net gains on sale of other real estate	(2)	90	1,583		(11)
Total noninterest income	1,093	1,022	2,630	822	952

Noninterest expense:
Salaries and employee benefits expense	1,713	1,648	1,628	1,446	1,302
Net occupancy and equipment expense	766	738	699	676	624
Other expenses	1,609	1,371	1,743	1,273	1,269
Total noninterest expense	4,088	3,757	4,070	3,395	3,195
Income before income taxes	2,357	2,441	3,110	2,266	2,650
Provision for income tax expense	557	582	751	467	607
Net income	$1,800	$1,859	$2,359	$1,799	$2,043

Other comprehensive income:
Unrealized holding gains on investment securities available-for-sale	$(466)	$2,908	$3,183	$1,100	$(5,775)
Reclassification adjustment for gains included in net income	12	(25)	(2)	(10)	(123)
Reclassification adjustment for other than temporary impairment charges		3		84	24
Income tax expense related to other comprehensive income	(154)	981	1,082	399	(1,997)
Other comprehensive income, net of income taxes	(300)	1,905	2,099	775	(3,877)
Comprehensive income	$1,500	$3,764	$4,458	$2,574	$(1,834)

Per share data:
Net income	$0.57	$0.60	$0.75	$0.57	$0.65
Cash dividends declared	$0.20	$0.20	$0.20	$0.20	$0.20
Average common shares outstanding	3,123,569	3,134,591	3,146,611	3,142,137	3,141,438

Peoples Financial Services Corp.
Details of Net Interest and Net Interest Margin
(In thousands, fully taxable equivalent basis)

Three months ended	Dec 31	Sept 30	June 30	March 31	Dec 31
	2011	2011	2011	2011	2010

Net interest income:
Interest income
Loans, net:
Taxable	$5,585	$5,505	$5,413	$5,136	$4,961
Tax-exempt	497	502	524	541	444
Total loans, net	6,082	6,007	5,937	5,677	5,405
Investments:
Taxable	679	648	641	675	725
Tax-exempt	571	602	623	720	788
Total investments	1,250	1,250	1,264	1,395	1,513
Interest-bearing balances with banks	4	3	3	2	1
Federal funds sold	8	13	11	2	6
Total interest income	7,344	7,272	7,215	7,076	6,925
Interest expense:
Deposits	1,079	1,168	1,132	1,044	1,058
Short-term borrowings	72	76	76	86	102
Long-term debt	178	208	263	257	273
Total interest expense	1,329	1,452	1,471	1,387	1,433
Net interest income	$6,015	$5,820	$5,744	$5,689	$5,492

Loans, net:
Taxable	5.51%	5.59%	5.71%	5.70%	5.64%
Tax-exempt	5.83%	5.74%	5.73%	5.77%	6.35%
Total loans, net	5.53%	5.61%	5.71%	5.70%	5.70%
Investments:
Taxable	2.71%	3.20%	3.75%	3.87%	3.43%
Tax-exempt	5.93%	5.95%	6.03%	6.15%	6.04%
Total investments	3.61%	4.12%	4.61%	4.78%	4.42%
Interest-bearing balances with banks	1.28%	0.86%	0.88%	1.14%	1.25%
Federal funds sold	0.40%	0.25%	0.22%	0.13%	0.13%
Total earning assets	5.00%	5.08%	5.27%	5.43%	5.17%
Interest expense:
Deposits	1.07%	1.17%	1.17%	1.15%	1.16%
Short-term borrowings	0.68%	0.81%	0.89%	0.91%	0.98%
Long-term debt	3.69%	3.79%	3.92%	3.83%	3.93%
Total interest-bearing liabilities	1.14%	1.27%	1.31%	1.30%	1.32%
Net interest spread	3.86%	3.82%	3.96%	4.13%	3.85%
Net interest margin	4.09%	4.07%	4.20%	4.36%	4.10%

Peoples Financial Services Corp.
Consolidated Balance Sheets
(In thousands, except per share data)

	Dec. 31,	Sept 30	June 30	March 31	Dec. 31,
At period end	2011	2011	2011	2011	2010

Assets:
Cash and due from banks	$9,488	$9,787	$12,736	$9,661	$6,731
Interest-bearing balances with banks	1,071	1,007	1,007	1,110	107
Federal funds sold		17,174	9,357	15,791	11,003
Investment securities available-for-sale	139,899	128,956	114,096	107,091	121,772
Loans held for sale	569	1,206	92	517	30
Loans, net of unearned income	445,103	427,249	426,655	407,842	390,772
Less: allowance for loan losses	5,349	5,119	5,153	4,356	4,100
Net loans	439,754	422,130	421,502	403,486	386,672
Premises and equipment, net	7,916	8,039	8,171	8,361	8,238
Accrued interest receivable	3,448	3,240	3,272	3,020	3,003
Other assets	19,259	15,616	16,347	21,291	21,031
Total assets	$621,404	$607,155	$586,580	$570,328	$558,587

Liabilities:
Deposits:
Noninterest-bearing	$92,985	$84,572	$78,216	$76,958	$73,663
Interest-bearing	401,298	401,588	392,353	376,614	365,071
Total deposits	494,283	486,160	470,569	453,572	438,734
Short-term borrowings	43,791	38,892	36,352	35,293	38,724
Long-term debt	18,927	21,620	21,862	27,100	27,336
Accrued interest payable	284	282	307	398	311
Other liabilities	4,506	1,178	1,220	1,471	2,966
Total liabilities	561,791	548,132	530,310	517,834	508,071

Stockholders' equity:
Common stock, par value $2.00 authorized
12,500,000, shares issued 3,341,251;	6,683	6,683	6,683	6,683	6,683
Capital surplus	3,141	3,141	3,122	3,122	3,118
Retained earnings	51,342	50,173	48,938	47,219	46,048
Accumulated other comprehensive income (loss)	3,645	3,945	2,040	(59)	(834)
Less: Treasury stock, at cost, shares held 222,395;212,195;	5,198	4,919	4,513	4,471	4,499
197,595;197,970; 197,520
Total stockholders' equity	59,613	59,023	56,270	52,494	50,516
Total liabilities and stockholders' equity	$621,404	$607,155	$586,580	$570,328	$558,587

Peoples Financial Services Corp.
Consolidated Balance Sheets
(In thousands, except per share data)

	Dec 31	Sept 30	June 30	March 31	Dec 31
Average quarterly balances	2011	2011	2011	2011	2010

Assets:
Loans, net:
Taxable	$402,315	$390,478	$380,528	$365,573	$348,786
Tax-exempt	33,812	34,711	36,685	38,008	27,739
Total loans, net	436,127	425,189	417,213	403,581	376,525
Investments:
Taxable	99,252	80,221	68,614	70,781	83,974
Tax-exempt	38,217	40,105	41,434	47,488	51,788
Total investments	137,469	120,326	110,048	118,269	135,762
Interest-bearing balances with banks	1,236	1,386	1,364	714	317
Federal funds sold	8,010	20,693	20,504	6,028	18,624
Total earning assets	582,842	567,594	549,129	528,592	531,228
Other assets	27,950	28,378	32,970	32,316	29,478
Total assets	$610,792	$595,972	$582,099	$560,908	$560,706

Liabilities and stockholders' equity:
Deposits:
Interest-bearing	$400,678	$395,354	$387,655	$366,632	$360,808
Noninterest-bearing	87,573	83,458	78,959	74,742	75,411
Total deposits	488,251	478,812	466,614	441,374	436,219
Short-term borrowings	42,290	37,231	34,373	38,532	41,245
Long-term debt	19,140	21,749	26,935	27,227	27,559
Other liabilities	4,176	4,014	3,192	4,613	4,282
Total liabilities	553,857	541,806	531,114	511,746	509,305
Stockholders' equity	56,935	54,166	50,985	49,162	51,401
Total liabilities and stockholders' equity	$610,792	$595,972	$582,099	$560,908	$560,706

Peoples Financial Services Corp.
Asset Quality Data
(In thousands)

	Dec 31	Sept 30	June 30	March 31	Dec 31
At quarter end	2011	2011	2011	2011	2010

Nonperforming assets:
Nonaccrual/restructured loans	$7,930	$7,977	$8,322	$6,751	$6,513
Accruing loans past due 90 days or more	660	429	443	542	392
Foreclosed assets	399	399		3,246	3,387
Total nonperforming assets	$8,989	$8,805	$8,765	$10,539	$10,292

Three months ended

Allowance for loan losses:
Beginning balance	$5,119	$5,153	$4,356	$4,100	$3,928
Charge-offs	83	317	23	176	20
Recoveries	13	14	16	11	12
Provision for loan losses	300	269	804	421	180
Ending balance	$5,349	$5,119	$5,153	$4,356	$4,100

SOURCE Peoples Financial Services Corp.
/Contact: MEDIA/INVESTORS, Scott A. Seasock, 570.879.2175 or scotts@peoplesnatbank.com

Co: Peoples Financial Services Corp.
St: Pennsylvania
In: Fin

Except for the historical information contained, herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties in the banking industry and overall economy. Such risks and uncertainties are detailed in the Company's Securities and Exchange Commission reports, including the Annual Report on Form 10-K and quarterly reports on Form 10-Q.